UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2018

Commission File Number	Exact name of registrant as specified in its charter; address of principal executive offices; registrant’s telephone number, including area code	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.
0-55968	WGL Holdings, Inc. 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 1000 Maine Ave., SW Washington, D.C. 20024 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WGL Holdings, Inc.:

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Washington Gas Light Company:

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2018, the Board of Directors (the “Board”) of Washington Gas Light Company, an indirect majority-owned subsidiary of WGL Holdings, Inc. (the “Company”), appointed Phillip R. Knoll to serve on the Board, effective immediately. Mr. Knoll is the Interim Co-Chief Executive Officer of AltaGas Ltd. (“AltaGas”), the indirect parent company of WGL Holdings, Inc. Mr. Knoll also serves on the Board of Directors of AltaGas. The current composition of the Board continues to be consistent with the commitments made in the regulatory proceedings related to the merger between AltaGas and WGL Holdings, Inc., which merger became effective on July 6, 2018.

Mr. Knoll has not been appointed to serve on any committees of the Board. At present, it is anticipated that he will not be paid any compensation for his service on the Board.

Other than as set forth above, the Company is not aware of any arrangements or understandings between Mr. Knoll and any other person pursuant to which he was selected to serve on the Board. The Company is not aware of any transaction in which Mr. Knoll has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01.    Other Events.

On July 31, 2018, the Company filed an application with the State Corporation Commission of the Commonwealth of Virginia to increase its base rates for natural gas service by an additional $37.6 million in annual revenue. The proposed revenue increase reflects a reduction in tax expense of $16.3 million due to the Tax Cuts and Jobs Act of 2017; a transfer of $14.7 million currently recovered from The SAVE (Steps to Advance Virginia’s Energy) Plan Rider; and increases to operations and maintenance, as well as plant in service since the Company’s last base rate proceeding. The base rate increase represents approximately $22.9 million in new revenue not currently paid by customers through The SAVE Plan Rider.

The Company anticipates that the new rates will become effective in January 2019, subject to refund, if a final order has not been issued.

A copy of the news release announcing the filing is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	News release issued August 1, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

August 3, 2018	By:	/s/ Leslie T. Thornton
Leslie T. Thornton
Senior Vice President, General Counsel and Corporate Secretary